                                                             File No. __________
      As filed with the Securities and Exchange Commission on May 1, 2001.
________________________________________________________________________________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ___________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ___________________________

                               SAUL CENTERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Maryland                                          52-1833074
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)


             8401 Connecticut Avenue, Chevy Chase, Maryland 20815
                   (Address of Principal Executive Offices)

                              SAUL CENTERS, INC.
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS
                           ( Full Title of the Plan)

                                Scott Schneider
                   Senior Vice President, Saul Centers, Inc.
                            8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                    (Name and Address of Agent for Service)
                                (301) 986-6000
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                           Thomas H. McCormick, Esq.
                                 Shaw Pittman
                              2300 N Street, N.W.
                            Washington, D.C. 20037

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum    Proposed Maximum
     Title of Securities          Amount to be      Offering Price    Aggregate Offering        Amount of
       to be Registered         Registered (1)(3)    Per Share (2)         Price (2)       Registration Fee (3)
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value    50,000 shares           $19.00          $950,000.00             $237.50
 per share
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Saul Centers, Inc. Deferred Compensation Plan For Directors by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c), based on the average of the high and low sales price on April 26, 2001, as reported by the New York Stock Exchange.

(3) Does not include 18,480 shares of Common Stock previously registered under Registration Statement No. 333-82041. A registration fee of $87.03 was previously paid with respect to such amount. Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included herein also relates to Registration Statement No. 333-82041.


             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

     This registration statement relates to the registration of additional shares of the same class as other securities for which a registration statement filed on this form relating to the Saul Centers, Inc. Deferred Compensation Plan For Directors is effective (No. 333-82041). The contents of registration statement No. 333-82041 are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by this reference and made a part hereof:

     (a) The Registrant's Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82041);

     (b) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 2000;

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-11 (File No. 33-4562) filed pursuant to the Securities Act of 1933, as amended, as incorporated by reference in the Registrant's Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendments or reports filed to update the description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification.

     The Registrant is incorporated under the laws of the State of Maryland. As permitted by Maryland law, and as set forth in the Registrant's Amended and Restated Bylaws, a director or officer of the Registrant is entitled to indemnification by the Registrant against reasonable expenses, including attorneys' fees, incurred in connection with a civil or criminal proceeding in which such director or officer has been involved, or to which he has been, or is threatened to be, made a party, by reason of being a director or officer. In addition, indemnification may be pro-vided against judgments, fines and amounts paid in settlement in such proceedings. In general, however, indemnification is not available where the director or officer acted in bad faith or personally gained a financial profit or other advantage to which he was not legally entitled. The directors and officers of the Registrant are covered by insurance policies against certain liabilities which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits. (Item Number as per Item 601 of Regulation S-K)

     5 Opinion of Shaw Pittman with respect to legality of the Common Stock registered hereunder (filed herewith).

     23.a   Consent of Arthur Andersen LLP (filed herewith).

     23.b. Consent of Shaw Pittman (included in its opinion filed as Exhibit 5 hereto).

     24     Power of Attorney (included in signature page).

     99 Deferred Compensation and Stock Plan for Directors (As Amended April 27, 2001).

Item 9.  Undertakings.

     (a)    The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or the aggregate, represents a fundamental change in the information set forth in the registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statements;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

     (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Chevy Chase, and the State of Maryland, on this 27th day of April, 2001.

                                             SAUL CENTERS, INC.,
                                             a Maryland corporation
                                             (Registrant)


                                             By: /s/ B. Francis Saul II
                                                 ----------------------
                                                 B. Francis Saul II
                                                 Chairman of the Board and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated:

            Signature                       Title                                   Date
            ---------                       -----                                   ----
   /s/ Scott V. Schneider     Senior Vice President, Chief Financial            April 27, 2001
---------------------------   Officer, Treasurer and Secretary (Principal
    Scott V. Schneider        Financial and Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott V. Schneider and Philip D. Caraci, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                            Title                                                     Date
       ---------                            -----                                                     ----
/s/ B. Francis Saul II               Chairman of the Board and                                    April 27, 2001
----------------------               Chief Executive Officer
B. Francis Saul II                   (Principal Executive Officer)

/s/ Scott V. Schneider               Senior Vice President, Chief Financial Officer,              April 27, 2001
----------------------               Treasurer and Secretary (Principal Financial and
Scott V. Schneider                   Accounting Officer)

/s/ B. Francis Saul III              Vice Chairman of the Board                                   April 27, 2001
-----------------------
B. Francis Saul III

/s/ Philip D. Caraci                 President and Director                                       April 27, 2001
--------------------
Philip D. Caraci

/s/ Gilbert M. Grosvenor             Director                                                     April 27, 2001
------------------------
Gilbert M. Grosvenor

/s/ Philip C. Jackson, Jr            Director                                                     April 27, 2001
-------------------------
Philip C. Jackson, Jr.

/s/ General Paul X. Kelley           Director                                                     April 27, 2001
--------------------------
General Paul X. Kelley
USMC (Ret.)

/s/ Charles R. Longsworth            Director                                                     April 27, 2001
-------------------------

     Signature                        Title                 Date
     ---------                        -----                 ----

Charles R. Longsworth

/s/ Patrick F. Noonan            Director               April 27, 2001
---------------------
Patrick F. Noonan

/s/ Mark Sullivan III            Director               April 27, 2001
---------------------
Mark Sullivan III

/s/ James W. Symington           Director               April 27, 2001
----------------------
James W. Symington

/s/ John R. Whitmore             Director               April 27, 2001
--------------------
John R. Whitmore

                                 EXHIBIT INDEX


Exhibit
Number              Description
------              -----------

5 Opinion of Shaw Pittman (including consent) with respect to legality

23.a                Consent of Arthur Andersen LLP

23.b Consent of Shaw Pittman (included in its opinion filed as Exhibit 5 hereto)

24                  Power of Attorney (included in signature page)

99                  Deferred Compensation and Stock Plan for Directors (As
                    Amended April 27, 2001)